Exhibit 99.1

BioTelemetry, Inc. Reports Fourth Quarter 2018 Financial Results

Delivered Best Performance in Company’s History

Exceeded Expectations

Malvern, PA — February 21, 2019 — BioTelemetry, Inc. (NASDAQ:BEAT), the leading remote medical technology company focused on the delivery of health information to improve quality of life and reduce cost of care, today reported results for the fourth quarter ended December 31, 2018.

Quarter Highlights

•                  Recognized quarterly revenue of $103.6 million

•                  Reached 12.9% year-over-year revenue growth

•                  Achieved 26th consecutive quarter of year-over-year revenue growth

•                  Reported GAAP net income of $10.4 million, or $0.29 per diluted share

•                  Realized record quarterly adjusted EBITDA of $30.5 million, or 29.4% of revenue

President and CEO Commentary

Joseph H. Capper, President and Chief Executive Officer of BioTelemetry, Inc., commented: “I am pleased to report another outstanding growth quarter, with the highest revenue and adjusted EBITDA in the Company’s history.  The success of our fourth quarter was driven by our continued significant MCT and extended-wear Holter patient volume growth as well as 26% year-over-year growth in Research revenue.  This top line growth, coupled with our more efficient operating structure resulting from the successful integration of LifeWatch, drove our fourth quarter adjusted EBITDA higher and enabled us to exceed expectations for the quarter.

“2018 was a tremendous year for BioTelemetry.  During the year, we fully integrated LifeWatch, achieving all major milestones well ahead of schedule.  We also successfully managed the commercial launches of our next generation MCT and extended-wear Holter patch devices as well as our new wireless blood glucose monitor.  Furthermore, we forged strategic partnerships with consumer technology and population health management companies seeking to improve the current healthcare delivery system.  All of these accomplishments helped us achieve 14% organic revenue growth for the year, deliver significant improvement to our adjusted EBITDA margin and position the Company for continued growth.

“In 2019, we will remain focused on advancing our core strategy, as evidenced by the pending acquisition of Geneva Healthcare.  This addition will extend our monitoring expertise into the implantable cardiac device market and further secure our leadership position as the most accurate and comprehensive source of remote cardiac monitoring.  We believe the successful execution of our operating plan, coupled with this new service offering, will lead to another record year for the Company.”

Fourth Quarter Financial Results

Revenue for the fourth quarter 2018 was $103.6 million compared to $91.7 million for the fourth quarter 2017, an increase of $11.9 million, or 12.9%.

Gross profit for the fourth quarter 2018 was $63.9 million, or 61.7% of revenue, compared to $54.4 million, or 59.3% of revenue, for the fourth quarter 2017.

On a GAAP basis, net income attributable to BioTelemetry, Inc. for the fourth quarter 2018 was $10.4 million, or $0.29 per diluted share, compared to a net loss attributable to BioTelemetry, Inc. of $15.6 million, or a loss of $0.48 per diluted share, for the fourth quarter 2017.

On an adjusted basis(1), net income attributable to BioTelemetry, Inc. for the fourth quarter 2018 was $20.1 million, or $0.56 per diluted share.  This compares to adjusted net income attributable to BioTelemetry, Inc. of $11.3 million, or $0.32 per diluted share, for the fourth quarter 2017.  This increase was driven by the revenue growth as well as synergies gained from the integration of LifeWatch.  The details regarding adjusted net income are included in the reconciliation tables included in this release.

(1) The Company believes that providing non-GAAP financial measures offers a meaningful representation of our performance, as we exclude expenses that are not necessary to support our ongoing business.  We also make adjustments to facilitate year over year comparisons.  Please refer to our “Reconciliation of GAAP to Non-GAAP Financial Measures” in this release for additional information.

Conference Call

BioTelemetry, Inc. will host an earnings conference call on Thursday, February 21, 2019, at 5:00 PM Eastern Time.  The call will be webcast on the investor information page of our website, www.gobio.com/investors/events.  The call will be archived on our website for two weeks.

About BioTelemetry

BioTelemetry, Inc. is the leading remote medical technology company focused on delivery of health information to improve quality of life and reduce cost of care.  We provide remote cardiac monitoring, remote blood glucose monitoring, centralized core lab services for clinical trials and original equipment manufacturing that serves both healthcare and clinical research customers.  More information can be found at www.gobio.com.

Cautionary Statement Regarding Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding, among other things, our growth prospects, the prospects for our products and our confidence in our future.  These statements may be identified by words such as “expect,” “anticipate,” “estimate,” “intend,” “plan,” “believe,” “promises” and other words and terms of similar meaning.  Examples of forward-looking statements include statements we make regarding the successful execution of our operating plan, the proposed merger with Geneva, including Geneva’s actual and expected annualized revenue and profitability and the growth and success of the combined entity, our ability to increase demand for our products and services, to grow our market share and our expectations regarding revenue trends in our segments.  Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including important factors that could delay, divert or change any of these expectations, and could cause actual outcomes and results to differ materially from current expectations.  These factors include, among other things: our ability to identify acquisition candidates, acquire them on attractive terms and integrate their operations into our business; our ability to educate physicians and continue to obtain prescriptions for our products and services; changes to insurance coverage and reimbursement levels by Medicare and commercial payors for our products and services; our ability to attract and retain talented executive management and sales personnel; the commercialization of new competitive products; our ability to obtain and maintain required regulatory approvals for our products, services and manufacturing facilities; changes in governmental regulations and legislation; our ability to obtain and maintain adequate protection of our intellectual property; acceptance of our new products and services; adverse regulatory action; interruptions or delays in the telecommunications systems that we use; our ability to successfully resolve outstanding legal proceedings; and the other factors that are described in “Part I; Item 1A.  Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2018.

We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by law.

Contact:	BioTelemetry, Inc.
Heather C. Getz
Investor Relations
Executive Vice President, Chief Financial Officer
800-908-7103
investorrelations@biotelinc.com

BioTelemetry, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
	(unaudited)
(in thousands, except per share data)	2018	2017	2018	2017
Revenues	$103,603	$91,743	$399,472	$286,776
Cost of revenues	39,657	37,318	148,986	114,406
Gross profit	63,946	54,425	250,486	172,370
Gross profit %	61.7%	59.3%	62.7%	60.1%

Operating expenses:
General and administrative	27,951	27,380	109,736	82,983
Sales and marketing	10,314	10,271	42,849	35,322
Bad debt expense	5,311	4,316	22,222	13,291
Research and development	2,755	2,876	11,206	11,101
Other charges	3,036	16,894	14,659	31,436
Total operating expenses	49,367	61,737	200,672	174,133

Income (loss) from operations	14,579	(7,312)	49,814	(1,763)

Other expense:
Interest expense	(2,447)	(2,275)	(9,429)	(4,897)
Loss on extinguishment of debt	—	—	—	(543)
Loss on equity method investment	(8)	(82)	(246)	(384)
Other non-operating income/(expense), net	822	(54)	1,365	(2,809)
Total other expense	(1,633)	(2,411)	(8,310)	(8,633)

Income/(loss) before income taxes	12,946	(9,723)	41,504	(10,396)
(Provision for)/Benefit from income taxes	(2,553)	(6,778)	370	(6,747)
Net income/(loss)	10,393	(16,501)	41,874	(17,143)

Net loss attributable to noncontrolling interests	—	(908)	(946)	(1,187)

Net income/(loss) attributable to BioTelemetry, Inc.	$10,393	$(15,593)	$42,820	$(15,956)

Net income (loss) per share attributable to BioTelemetry, Inc.:
Basic (a)	$0.31	$(0.48)	$1.31	$(0.53)
Diluted	$0.29	$(0.48)	$1.20	$(0.53)

Weighted average number of common shares outstanding:
Basic	33,363	32,413	32,709	30,386
Diluted	36,197	32,413	35,783	30,386

(a)         Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period.  Diluted net income (loss) per share is computed by giving effect to all potential dilutive common shares, including stock options and restricted stock units (“RSUs”).  If the outstanding options or RSUs were exercised or converted into common stock, the result would be anti-dilutive for the quarter and full year ended December 31, 2017.  Accordingly, basic and diluted net loss per share is the same for the two periods ended December 31, 2017.  Please refer to the reconciliation of Non-GAAP Financial Measures for diluted share count information for the periods ended December 31, 2017

Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended
	December 31, 2018
(Unaudited) (in thousands, except per share data)	Income from operations	Income before income taxes	Net income attributable to BioTelemetry, Inc.	Net income per share attributable to BioTelemetry Inc.
GAAP	$14,579	$12,946	$10,393	$0.29
Non-GAAP Adjustments:
Other charges (a)	3,036	3,036	3,036
LifeWatch amortization (b)	3,267	3,267	3,267
Income tax effect of adjustments (c)			(56)
Benefit of discrete items (d)			3,459
Non-GAAP Adjusted	$20,882	$19,249	$20,099	$0.56
Weighted average number of common shares outstanding - diluted				36,197

	Three Months Ended
	December 31, 2017
(Unaudited) (in thousands, except per share data)	Income (loss) from Operations	Income (loss) before Income Taxes	Net income (loss) attributable to BioTelemetry, Inc.	Net income (loss) per share attributable to BioTelemetry Inc.
GAAP	$(7,312)	$(9,723)	$(15,593)	$(0.48)
Non-GAAP Adjustments:
Other charges (a)	16,894	16,894	16,894
LifeWatch amortization (b)	3,263	3,263	3,263
Income tax effect of adjustments (c)	—	—	(2,059)
Impact of tax reform (e)	—	—	8,749
Non-GAAP Adjusted	$12,845	$10,434	$11,254	$0.32
Weighted average number of common shares outstanding - diluted				35,044

(a)         In the fourth quarter 2018, other charges of $3.0 million were due primarily to $1.7 million for the integration and restructuring activities related to the LifeWatch acquisition, $0.8 million for patent litigation and $0.5 million for other deal related costs and restructuring activities.  In the fourth quarter 2017, other charges of $16.9 million were due primarily to a $12.1 million asset impairment charge resulting from the LifeWatch integration related to certain trade names and internally developed software that were no longer going to be used as a result of rebranding and system rationalization efforts.  The remaining $4.8 million of other charges related to the integration of LifeWatch, the implementation of the new revenue recognition standard, other restructuring activities and ongoing patent litigation partially offset by a reduction in contingent consideration related to the Telcare acquisition.

(b)         In the fourth quarter 2018 and the fourth quarter 2017, we recognized $3.3 million of expense related to the amortization of intangibles as a result of the LifeWatch acquisition.  We have excluded the LifeWatch amortization of intangibles from adjusted net income due to the non-operational nature of the expense.  This amortization was recorded as a component of general and administrative expense.

(c)          Represents the tax effect of the non-GAAP adjustments.

(d)         During the fourth quarter 2016, the Company released the tax valuation allowance on its net deferred tax assets.  The benefit from this release was excluded from the Company’s 2016 adjusted results.  Without a valuation allowance in place and due to the timing of discrete items, for GAAP reporting purposes we reported a tax rate of 19.7% for the fourth quarter 2018.  After giving effect to taxes at the estimated annual effective tax rate on the adjustments, the Company is excluding a $3.5 million benefit from discrete items in the fourth quarter 2018.

(e)          In December 2017, tax reform was enacted that required the Company to revalue its deferred tax assets based on the prospective lower tax rate of 21% instead of the prior federal tax rate of 35%.  This resulted in a one-time tax expense of $8.7 million.

	Twelve Months Ended
	December 31, 2018
(Unaudited) (in thousands, except per share data)	Income from operations	Income before income taxes	Net income attributable to BioTelemetry, Inc.	Net income per share attributable to BioTelemetry Inc.
GAAP	$49,814	$41,504	$42,820	$1.20
Non-GAAP Adjustments:
Other charges (a)	14,659	14,659	14,659
LifeWatch amortization (b)	13,119	13,119	13,119
Other expense adjustments (c)	—	(748)	(748)
Income tax effect of adjustments (d)			(241)
Benefit of discrete items (e)	—	—	(161)
Non-GAAP Adjusted	$77,592	$68,534	$69,448	$1.94
Weighted average number of common shares outstanding - diluted				35,783

	Twelve Months Ended
	December 31, 2017
(Unaudited) (in thousands, except per share data)	Income (loss) from Operations	Income (loss) before Income Taxes	Net income (loss) attributable to BioTelemetry, Inc.	Net income (loss) per share attributable to BioTelemetry Inc.
GAAP	$(1,763)	$(10,396)	$(15,956)	$(0.53)
Non-GAAP Adjustments:
Other charges (a)	31,436	31,436	31,436
LifeWatch amortization (b)	5,982	5,982	5,982
Performance bonus (stock-based comp) (f)	1,533	1,533	1,533
Dept. of Health and Human Services settlement (g)	—	2,500	2,500
Foreign currency option related to LifeWatch acquisition (h)	—	1,322	1,322
Loss on extinguishment of debt (i)	—	543	543
Gain on legal settlement (j)	—	(1,333)	(1,333)
Income tax effect of adjustments (d)	—	—	(2,699)
Impact of tax reform (k)	—	—	8,749
Non-GAAP Adjusted	$37,188	$31,587	$32,077	$0.97
Weighted average number of common shares outstanding - diluted				33,049

(a)         For the twelve months ended December 31, 2018, other charges of $14.7 million consisted of $9.6 million for the integration and restructuring activities related to the LifeWatch acquisition, $2.4 million for patent litigation, a $1.8 million reserve for a note receivable with a bankrupt customer and $1.2 million of other costs primarily related to previous acquisitions, partially offset by a $0.7 million reduction in contingent consideration related to a 2016 acquisition.  For the twelve months ended December 31, 2017, other charges of $31.4 million were primarily due to a $12.1 million asset impairment charge resulting from the LifeWatch integration related to certain trade names and internally developed software that were no longer going to be used as a result of rebranding and system rationalization efforts and $17.1 million related to the acquisition and integration of LifeWatch.  The remaining $2.2 million of other charges resulted from other restructuring activities, ongoing patent litigation and the implementation of the new revenue recognition standard, partially offset by a reduction in contingent consideration related to the Telcare acquisition.

(b)         For the twelve months ended December 31, 2018, we recognized $13.1 million of expense related to the amortization of intangibles as a result of the LifeWatch acquisition, compared to $6.0 million for the twelve months ended December 31, 2017.  The increase was due to the full year impact of the LifeWatch acquisition.  We have excluded the LifeWatch amortization of intangibles from adjusted net income due to the non-operational nature of the expense.  This amortization was recorded as a component of general and administrative expense.

(c)          As part of Other expense, for the twelve months ended December 31, 2018, we incurred $0.3 million of interest related to a ruling on an arbitration demand filed against LifeWatch prior to the acquisition.  This was offset by an unrealized foreign exchange gain of $1.0 million associated with our uncertain tax positions.

(d)         Represents the tax effect on the non-GAAP adjustments.

(e)          During the fourth quarter 2016, the Company released the tax valuation allowance on its net deferred tax assets.  The benefit from this release was excluded from the Company’s 2016 adjusted results.  Without a valuation allowance in place and due to the timing of discrete items, for GAAP financial reporting purposes the Company is reporting a tax benefit of 0.9% for the twelve months ended December 31, 2018.  After giving effect to taxes at the estimated annual effective tax rate on the adjustments, the Company is excluding a $0.2 million benefit from discrete items for the twelve months ended December 31, 2018.

(f)           During the twelve months ended December 31, 2017, the Company incurred $1.5 million for the second half of a one-time performance bonus paid to a third party in the form of stock-based compensation.  The first of two performance measures was achieved in the fourth quarter 2016, resulting in $1.3 million of expense at that time.  The second performance measure was achieved in the first quarter 2017, resulting in $1.5 million of expense.  This is a nonrecurring expense for the Company and is the only time in the Company’s history when such a bonus was awarded.  There are no additional agreements outstanding of this nature. This was recorded in General and administrative expense.

(g)          During the twelve months ended December 31, 2017, the Company reached a $2.5 million settlement with the United States Department of Health and Human Services.  This was related to the conclusion of an investigation into the theft of two unencrypted laptop computers that occurred in 2011.  This was recorded in Other non-operating income/(expense), net.

(h)         During the twelve months ended December 31, 2017, the Company incurred $1.3 million of expense for a foreign currency option related to the acquisition of LifeWatch which is included in Other non-operating income/(expense), net.

(i)             During the twelve months ended December 31, 2017, in connection with the acquisition of LifeWatch, the Company entered into a credit agreement with SunTrust Bank, as a lender and an agent for the lenders.  This credit agreement provided the Company a term loan for $205.0 million and a $50.0 million revolving credit facility which remains undrawn.  A portion of the proceeds from the term loan were used to pay off the Company’s previous credit agreement.  As a result, the Company had a loss of $0.5 million on the extinguishment of the debt.

(j)            During the twelve months ended December 31, 2017, the Company reached a settlement with the seller of Mednet Healthcare Technologies, Inc. and related companies, which the Company acquired in early 2014.  The Company sought indemnification for alleged breaches of certain representations and warranties.  As part of the settlement, common stock with a fair value of $2.7 million was returned to the Company.  The value of the stock exceeded the indemnification asset of $1.4 million previously recorded by the Company, resulting in a gain of $1.3 million which is included in Other non-operating income/(expense), net.

(k)         In December 2017, tax reform was enacted that required the Company to revalue its deferred tax assets based on the prospective lower tax rate of 21% instead of the prior federal tax rate of 35%.  This resulted in a one-time tax expense of $8.7 million.

	Three Months Ended		Twelve Months Ended
(unaudited) (in thousands)	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net income (loss) attributable to BioTelemetry — GAAP	$10,393	$(15,593)	$42,820	$(15,956)
Net loss attributable to noncontrolling interest	—	(908)	(946)	(1,187)
Provision for (benefit from) income taxes	2,553	6,778	(370)	6,747
Total other expense	1,633	2,411	8,310	8,633
Other charges	3,036	16,894	14,659	31,436
Depreciation and amortization expense (a)	9,883	11,341	39,637	27,900
Stock compensation expense	2,984	1,995	9,261	7,680
Adjusted EBITDA	$30,482	$22,918	$113,371	$65,253
	29.4%	25.0%	28.4%	22.8%

(a)         For the three months ended December 31, 2018, depreciation and amortization expense excludes $0.3 million of expense related to the write-off of assets as a result of the dissolution of entities acquired as part of the LifeWatch acquisition compared to $0.7 million for the three months ended December 31, 2017.  For the twelve months ended December 31, 2018, depreciation and amortization expense excludes $0.5 million of expense related to the write-off of assets as a result of the dissolution of entities acquired as part of the LifeWatch acquisition compared to $0.7 million for the twelve months ended December 31, 2017. This expense is included in Other charges.

Use of Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States, (“GAAP”), this press release also includes certain financial measures which have been adjusted and are not in accordance with generally accepted accounting principles (“Non-GAAP financial measures”).  These Non-GAAP financial measures include adjusted income from operations, adjusted net income attributable to BioTelemetry, Inc., adjusted net income per diluted share attributable to BioTelemetry, Inc. and adjusted EBITDA.  In accordance with Regulation G of the Securities and Exchange Commission, we have provided a reconciliation of these Non-GAAP financial measures with the most directly comparable financial measure calculated in accordance with GAAP.

These Non-GAAP financial measures are not intended to replace GAAP financial measures.  They are presented as supplemental measures of our performance in an effort to provide our stakeholders better visibility into our ongoing operating results and to allow for comparability to prior periods as well as to other companies’ results.  Management uses these Non-GAAP financial measures to assess the financial health of our ongoing operating performance.  Management encourages our stakeholders to consider all of our financial measures and to not rely on any single financial measure to evaluate our performance.

Adjusted net income attributable to BioTelemetry, Inc. for the fourth quarter 2018 excludes other charges of $3.0 million, $3.3 million of amortization expense related to LifeWatch intangibles, and the tax effect of these adjustments.  By excluding expenses that are considered unnecessary to support the ongoing business, are nonrecurring in nature or which limit year over year comparability, we believe these Non-GAAP financial measures offer a meaningful representation of our ongoing operating performance.  Included in these excluded items are transaction related expenses, primarily severance, legal and professional fees, legal fees related to patent litigation, costs related to restructuring programs aimed at streamlining operations and reducing future expense as well as other one-time items.  These excluded charges are not part of the ongoing operations, and therefore, not reflective of our core operations.  We view patent litigation as an extreme measure not typically required in our industry to protect a company’s intellectual property and which has not been common practice for us.  We commenced patent litigation proceedings after we uncovered specific evidence of four distinct cases of misappropriation and infringement.  We can choose to resolve the outstanding matters and terminate the expense at any time.  We also included the income tax effect of these adjustments.

Adjusted net income attributable to BioTelemetry, Inc. for the fourth quarter 2017 excludes $16.9 million of other charges primarily driven by a $12.1 million asset impairment charge related to certain trade names and internally developed software that were no longer going to be used as a result of rebranding and system rationalization efforts.  The remaining $4.8 million of other charges related to the integration of LifeWatch, the implementation of the new revenue recognition standard, other restructuring activities and ongoing patent litigation partially offset by a reduction in contingent consideration related to the Telcare acquisition.  Adjusted net income attributable to BioTelemetry, Inc. for the fourth quarter 2017 also excludes $3.3 million of amortization expense related to LifeWatch intangibles, the tax effect of these adjustments and $8.7 million of tax expense related to the one-time revaluation of the Company’s deferred tax assets resulting from the reduction of the federal tax rate from 35% to 21% stemming from tax reform enacted in December 2017.

In addition to adjusted income from operations, adjusted net income attributable to BioTelemetry, Inc. and adjusted net income per diluted share attributable to BioTelemetry, Inc., we also present adjusted EBITDA.  This Non-GAAP financial measure excludes loss from noncontrolling interest, income taxes, total other expense, other charges, depreciation and amortization and stock compensation expense.  EBITDA is a widely accepted financial measure which we believe our stakeholders use to compare our ongoing financial performance to that of other companies.  Adjusting our EBITDA for other charges and other one-time items is a meaningful financial measure as we believe it is an indication of our ongoing operations.  In addition, we also add back stock-based compensation expense because it is non-cash in nature.  Other companies in our industry may calculate adjusted EBITDA in a different manner.